UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2017 (December 4, 2017)

VITAMIN SHOPPE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34507	11-3664322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Harmon Meadow Blvd.

Secaucus, New Jersey 07094

(Address of Principal Executive Offices, including Zip Code)

(201) 868-5959

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging Growth Company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2017, Michael Beardall, President of Nutri-Force Nutrition, a subsidiary of Vitamin Shoppe, Inc. (the “Company”), tendered his resignation of employment to the Company. Mr. Beardall resigned from his position at the Company in order to pursue other opportunities. Mr. Beardall’s decision was not the result of any dispute or disagreement with the Company.

In connection with Mr. Beardall’s separation from the Company, the Company and Mr. Beardall entered into a separation agreement (the “Separation Agreement”). The Separation Agreement provides that Mr. Beardall will continue to be an employee of the Company until March 30, 2018 or on any earlier date that the Company may choose in its sole discretion (the “Target Retention Date”). Mr. Beardall will receive through and including the Target Retention Date his regular wages and will remain eligible to receive an annual cash bonus pursuant the Company’s 2017 Management Incentive Plan.

In return for Mr. Beardall execution of, and his compliance with the Separation Agreement, including his obligation to remain employed and in good standing with the Company through the Target Retention Date, as well as his execution (and non-revocation) of a customary general release dated the date of the Separation Agreement and a second general release following the Target Retention Date, Mr. Beardall will receive, subject to certain restrictions, among other things, a lump sum payment of up to $100,000, less lawful deductions, payable within 30 days of the satisfaction of certain performance conditions. In addition, any restricted stock that had been previously granted to Mr. Beardall shall continue to vest through June 2018.

Pursuant to the Separation Agreement, Mr. Beardall has agreed: (i) generally not to directly or indirectly compete with the Company during the period of his employment and for one year thereafter, (ii) to cooperate and assist the Company in connection with (a) the conduct of any dispute, action, proceeding, investigation or litigation involving the Company and (b) information concerning the Company which may be in his possession (iii) not to solicit the Company’s employees during the period of his employment and for one year thereafter and (iv) not to disclose the Company’s confidential information.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Document

10.1	Separation Agreement, dated December 4, 2017, by and between Michael Beardall and Vitamin Shoppe Industries Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAMIN SHOPPE, INC.

Date: December 4, 2017	By:	/s/ David M. Kastin
		Name:	David M. Kastin
		Title:	Senior Vice President, General Counsel and Corporate Secretary